THE BANK OF
NEW YORK
 NEW YORK'S FIRST BANK - FOUNDED
1784 BY ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK, N.Y.
10286


May 20, 2005

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American
Depositary
Shares
evidenced by
the American
Depositary
Receipts each
representing ten
Ordinary Shares
of VRI
Biomedical
Limited
(Form F-6 File
No. 333-
1007777)


	**************************
*

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York, as
Depositary for securities against which
American Depositary Receipts are to be
issued, we attach a copy of the new
prospectus ("Prospectus") reflecting the change in name to Probiomics Limited of ten ordinary shares represented by one American Depositary Share (the
"Ratio").

As required by Rule 424(e), the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424(b)(3) and to the file number of the
registration statement to which the
Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6
Registration Statement, the Prospectus
consists of the ADR certificate with
revised name change for Probiomics
Limited.

The Prospectus has been revised to
reflect the new name from VRI
Biomedcial Limited to Probiomics
Limited.

 "EFFECTIVE May 10, 2005,
THE COMPANY'S NAME HAS
CHANGED FROM VRI
BIOMEDICAL LIMITED TO
PROBIOMICS LIMITED.

Please contact me with any questions or
comments at 212 815-3938


Brian Heston
Assistant Vice President
The Bank of New York - ADR
Division



Encl.

CC: Paul Dudek, Esq. (Office of
International Corporate Finance)




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